CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our reports dated December 17, 1998 on Dreyfus Equity Dividend Fund, Dreyfus High Yield Securities Fund, Dreyfus Premier Real Estate Mortgage Fund (formerly known as the Dreyfus Real Estate Mortgage Fund), Dreyfus Short Term High Yield Fund and Dreyfus Core Bond Fund (formerly known as the Dreyfus Strategic Income Fund), which are incorporated by reference in this Registration Statement (Form N-1A No. 33-7172) of Dreyfus Debt and Equity Funds.



                                       ERNST & YOUNG LLP


New York, New York
December 21, 1998